Exhibit 99.1

Cherokee Global Brands Reports Third Quarter Fiscal 2019

Financial Results

Third Quarter Highlights versus Fiscal 2018 Third Quarter:

•	Revenues decreased from $7.8 million to $5.8 million
•	SG&A expenses decreased from $6.2 million to $3.2 million
•	Adjusted EBITDA increased from $1.6 million to $2.6 million
•	Net income from continuing operations of $0.1 million versus a loss of $2.4 million

Third Quarter Highlights versus Fiscal 2019 Second Quarter:

•	Revenues decreased from $7.1 million to $5.8 million
•	SG&A expenses decreased from $4.0 million to $3.2 million
•	Adjusted EBITDA decreased from $3.1 to $2.6 million
•	Net income from continuing operations of $0.1 million versus a loss of $9.1 million

Nine Month Highlights versus the prior year:

•	Revenues decreased from $22.5 million to $18.3 million
•	SG&A expenses decreased from $18.5 million to $11.6 million
•	Adjusted EBITDA increased from $4.0 million to $6.7 million
•	Net loss from continuing operations of $11.7 million versus $10.7 million

SHERMAN OAKS, CA (December 13, 2018) — Cherokee Global Brands (NASDAQ: CHKE), a global brand marketing platform that manages a growing portfolio of fashion and lifestyle brands, today reported financial results for its third fiscal quarter ended November 3, 2018.

Revenues decreased for the third quarter as the Company continues to transition from its DTR licenses to new wholesale licensing partners in the United States. This was partially offset by revenues from the Company’s new product development and design agreement.  The Company has worked to restructure and rightsize its business operations, resulting in a $3.0 million, or 48% reduction in  selling, general and administrative expenses for the quarter.  Revenue generated from the Company’s Hi-Tec brand portfolio grew $1.6 million to $8.6 milllion for the nine-month period, an increase of 22% compared to the first nine months of the prior year.

“This has been a very productive year for the company.  Although it’s early, our licensees and retail partners are seeing a significant revenue opportunity for the Hi-Tec portfolio of brands as they introduce new categories into new distribution channels on a global scale,” said Henry Stupp, chief executive officer.  “Further, our more efficient structure is focused on maximizing the value we can deliver on brands we own, brands we create and brands we develop for new partners, which taps into the capabilities of our product design and development platform.”

Mr. Stupp added, “Looking to the remainder of fiscal 2019 and beyond, we intend to expand the reach of our brand portfolio through category growth, new territories, new design partnerships and new licensees. The scalability, relevance and strategic plans that have been established for our brands are leading us to be a more profitable and responsive global brand management company.”

Revenues

Revenues were $5.8 million in the third quarter, a decrease of $2.0 million, or 25%, from $7.8 million in the prior year. The year-over-year decline largely reflects the transition of the Company’s Tony Hawk, Cherokee, and the Liz Lange brands in the U.S. from a direct-to-retail (“DTR”) model to new wholesale licensing partners.  Revenues in the prior year quarter includes $2.4 million from non-renewed licenses and Flip Flop Shops, which was divested in June 2018.  These declines were partially offset by revenues from the Company’s new multi-year product development and design agreement in China.  Revenues from relationships that existed in the third quarter of fiscal 2018 increased $0.4 million, or 8%, year over year.

Revenues for the first nine months of fiscal 2019 were $18.3 million, compared to $22.5 million in the prior year, a decrease of $4.2 million, or 19%. Non-renewed licenses and Flip Flop Shops represented $8.0 million of revenues in the first nine months of the prior year.  These declines were partially offset by revenue increases for the Cherokee and Hi-Tec portfolio of brands along with revenues from the new product development and design agreement.  Revenues from relationships that existed in the first nine months of the year increased $3.8 million, or 26%.

Operating and Nonoperating Expenses

Selling, general and administrative expenses, which comprise the Company’s normal operating expenses, were $3.2 million, compared to $6.2 million in the third quarter of the prior year. The $3.0 million, or 48% year-over-year decrease, reflects reduced spending for payroll, professional fees, general operating costs and the elimination of temporary employees following the completion of the Hi-Tec integration. Selling, general and administrative expenses for the first nine months of fiscal 2019 decreased $6.9 million, or 37%, to $11.6 million from $18.5 million in the prior year.

During the second quarter of this fiscal year, the Company incurred several one-time charges that affected its results for the first nine months of fiscal 2019.  Restructuring charges and business acquisition and integration costs totaled $5.9 million, and the refinancing of the Company’s previous credit facility resulted in $4.0 of non-cash and cash charges.  These costs were partially offset by a $0.5 million gain on the sale of assets.

Profitability Measures

Operating income for the third quarter was $2.1 million, compared to an operating loss of $1.5 million in the third quarter of the prior year. The operating loss during the nine months of fiscal 2019 was $0.5 million, compared to a loss of $5.0 million in the first nine months of the prior year.

Net income from continuing operations was $0.1 million, or zero cents per diluted share in the third quarter of the current year, as compared to a net loss of $2.4 million, or $0.17 per diluted share in the prior year.  The net loss from continuing operations for the first nine months of fiscal 2019 was $11.7 million, or $0.83 per diluted share, compared to net loss of $10.7 million, or $0.81 per diluted share in the prior year.

Adjusted EBITDA increased $1.1 million, or 68% to $2.6 million for the third quarter, compared to $1.6 million in the prior year.  This improvement was due to the year-over-year decline in selling, general and administrative expenses.  Adjusted EBITDA during the first nine months of fiscal 2019 increased $2.8 million, or 69% to $6.7 million, compared to $4.0 million in the first nine months of the prior year.

Balance Sheet

At November 3, 2018, the Company had cash and cash equivalents of $2.0 million, compared to $3.2 million at February 3, 2018.  Outstanding borrowings under the Company’s term loan and subordinated promissory notes totaled $50.0 at November 3, 2018, net of debt issuance costs, with $0.8 million reflected as a current obligation. At February 3, 2018, all of the Company’s long-term debt of $46.1 million was classified as a current obligation.

Fiscal 2019 Outlook
The Company is narrowing its guidance for the fiscal year ending February 2, 2019 as follows:

•	Revenues are anticipated to be in the range of $25.0 to $26.0 million
•	Adjusted EBITDA is expected to be in the range of $9.0 to $10.0 million
•	SG&A is expected to approximate $16.0 million

Conference Call

The Company will host a conference call today at 1:30 p.m. PT / 4:30 p.m. ET. To participate in the call, please dial (877) 407-0784 (U.S.) or (201) 689-8560 (international). The earnings call will also be broadcast over the Internet and can be accessed on the Investor Relations section of the Company’s website at http://www.cherokeeglobalbrands.com.  For those unable to participate during the live broadcast, a replay will be available through Thursday, December 27, 2018, at 8:59 p.m. PT / 11:59 p.m. ET.  To access the replay, dial (844) 512-2921 (U.S.) or (412) 317-6671 (international) and use conference ID: 13685469.

About Cherokee Inc.
Cherokee is a global brand marketing platform that manages a growing portfolio of fashion and lifestyle brands including Cherokee®, Carole Little®, Tony Hawk® Signature Apparel and Hawk Brands®, Liz Lange®, Everyday California®, Sideout®, Hi-Tec®, Magnum®, 50 Peaks® and Interceptor®, across multiple consumer product categories and retail tiers around the world. The Company currently maintains license agreements with leading retailers and manufacturers that span approximately 80 countries, with distribution across 20,000+ retail locations and multiple ecommerce platforms.

Safe Harbor Statement
This news release may contain forward-looking statements regarding future events and the future performance of Cherokee Global Brands. Forward-looking statements in this press release include, without limitation, express or implied statements regarding: the Company’s forecasted operating results for fiscal year 2019; the Company’s expectations regarding its new and existing license agreements and the performance of its licensees thereunder; the Company’s ability to sustain necessary liquidity and grow its business; and anticipated market developments and opportunities. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and is based on currently available market, operating, financial and competitive information and assumptions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expected or projected, including, among others, risks that: the Company and its partners will not achieve the results anticipated in the statements made in this release; global economic conditions and the financial condition of the apparel and retail industry and/or adverse changes in licensee or consumer acceptance of products bearing the Company’s brands may lead to reduced royalties; the ability and/or commitment of the Company’s licensees to design, manufacture and market Cherokee®, Hi-Tec®, Magnum®, 50 Peaks®, Interceptor®, Carole Little®, Tony Hawk® and Hawk Brands®, Liz Lange®, Everyday California® and Sideout® branded products could cause our results to differ from our anticipations; the Company’s dependence on a select group of licensees for most of the Company’s revenues makes us susceptible to changes in those organizations; and the Company’s dependence on its key management personnel could leave us exposed to disruption on any termination of service. A more detailed discussion of such risks and uncertainties are described in the Company’s annual report on Form 10-K filed on April 19, 2018, its periodic reports on Forms 10-Q and 8-K, and subsequent filings with the SEC the Company makes from time to time. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The Company’s guidance is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks, including those set forth under the Company’s safe harbor statement. This forecast is made as of the date of this release, and Company undertakes no obligation to update or amend this guidance whether as a result of new information, future events or otherwise.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including Adjusted EBITDA, may be considered non-GAAP financial measures. Cherokee believes this information is useful to investors as a measure of profitability, because it helps us compare our performance on a consistent basis by removing from our operating results the impact of our capital structure, the effect of operating in different tax jurisdictions, the impact of our asset base, which can differ depending on the book value of assets and the accounting methods used to compute depreciation and amortization, and the cost of acquiring or disposing of businesses and restructuring our operations.  In addition, the company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the company’s operating performance and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by the company may not be comparable to similarly titled amounts reported by other companies. A reconciliation of net loss from continuing operations as reported in our consolidated statements of operations is reconciled to Adjusted EBITDA in tabular form later in this release under the heading “Reconciliation of GAAP to Non-GAAP Financial Data“.

Investor Contact:

Cherokee Global Brands

Steve Brink, CFO

818-908-9868

Addo Investor Relations

Laura Bainbridge/Patricia Nir

310-829-5400

CHEROKEE INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands, except share and per share amounts)

	November 3,	February 3,
	2018	2018
Assets
Current assets:
Cash and cash equivalents	$2,045	$3,174
Accounts receivable, net	6,233	9,805
Other receivables	406	472
Prepaid expenses and other current assets	940	1,258
Current assets of discontinued operations	—	1,868
Total current assets	9,624	16,577
Property and equipment, net	690	1,090
Intangible assets, net	64,869	69,548
Goodwill	16,252	16,352
Accrued revenue and other assets	1,360	30
Total assets	$92,794	$103,597
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,421	$7,205
Other current liabilities	5,618	7,370
Current portion of long term debt	800	46,105
Deferred revenue—current	2,004	2,229
Current liabilities of discontinued operations	—	1,103
Total current liabilities	14,843	64,012
Long term liabilities:
Long-term debt	49,163	—
Deferred income taxes	11,630	10,466
Other liabilities	2,990	5,004
Total liabilities	78,626	79,482
Commitments and Contingencies (Note 9)
Stockholders’ Equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized, none issued	—	—
Common stock, $.02 par value, 20,000,000 shares authorized, shares issued 14,223,037 (November 3, 2018) and 13,997,200 (February 3, 2018)	284	280
Additional paid-in capital	75,882	74,377
Accumulated deficit	(61,998)	(50,542)
Total stockholders’ equity	14,168	24,115
Total liabilities and stockholders’ equity	$92,794	$103,597

CHEROKEE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	November 3,	October 28,	November 3,	October 28,
	2018	2017	2018	2017
Revenues	$5,842	$7,796	$18,317	$22,481
Operating expenses:
Selling, general and administrative expenses	3,234	6,245	11,577	18,496
Stock-based compensation	241	1,250	666	2,344
Business acquisition and integration costs	—	1,503	307	5,325
Restructuring charges	—	—	5,615	128
Gain on sale of assets	25	—	(546)	—
Depreciation and amortization	292	347	1,223	1,138
Total operating expenses	3,792	9,345	18,842	27,431
Operating income (loss)	2,050	(1,549)	(525)	(4,950)
Other income (expense):
Interest expense	(1,910)	(1,706)	(6,007)	(4,829)
Other income (expense), net	14	(24)	(3,219)	(256)
Total other expense, net	(1,896)	(1,730)	(9,226)	(5,085)
Income (loss) from continuing operations before income taxes	154	(3,279)	(9,751)	(10,035)
Provision (benefit) for income taxes	91	(889)	1,980	665
Net income (loss) from continuing operations	63	(2,390)	(11,731)	(10,700)
Income from discontinued operations, net of income taxes	—	(130)	-	296
Net income (loss)	$63	$(2,520)	$(11,731)	$(10,404)
Net loss per share:
Basic loss per share from continuing operations	$0.00	$(0.17)	$(0.83)	$(0.81)
Diluted loss per share from continuing operations	$0.00	$(0.17)	$(0.83)	$(0.81)
Basic (loss) earnings from discontinued operations per share	$—	$(0.01)	$-	$0.02
Diluted (loss) earnings from discontinued operations per share	$—	$(0.01)	$-	$0.02
Basic loss per share	$0.00	$(0.18)	$(0.83)	$(0.79)
Diluted loss per share	$0.00	$(0.18)	$(0.83)	$(0.79)
Weighted average common shares outstanding:
Basic	14,150	13,792	14,059	13,244
Diluted	14,150	13,792	14,059	13,244

CHEROKEE INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL DATA
 (In thousands)

We define Adjusted EBITDA as net income before (i) interest expense, (ii) Other (income) expense, net, (iii) provision for income taxes, (iv) depreciation and amortization, (v) gain on sale of assets, (vi) intangible asset impairment loss, (vii) restructuring charges, (viii) business acquisition and integration costs and (ix) stock-based compensation and stock warrant charges.  Adjusted EBITDA is not defined under generally accepted accounting principles (“GAAP”) and it may not be comparable to similarly titled measures reported by other companies.  We use Adjusted EBITDA, along with GAAP measures, as a measure of profitability, because Adjusted EBITDA helps us compare our performance on a consistent basis by removing from our operating results the impact of our capital structure, the effect of operating in different tax jurisdictions, the impact of our asset base, which can differ depending on the book value of assets and the accounting methods used to compute depreciation and amortization, and the cost of acquiring or disposing of businesses and restructuring our operations.  We believe it is useful to investors for the same reasons.  Adjusted EBITDA has limitations as a profitability measure in that it does not include the interest expense on our long-term debt, non-operating income or expense items, our provision for income taxes, the effect of our expenditures for capital assets and certain intangible assets, or the costs of acquiring or disposing of businesses and restructuring our operations, or our non-cash charges for stock-based compensation and stock warrants.  A reconciliation from net loss from continuing operations as reported in our condensed consolidated statement of operations to Adjusted EBITDA is as follows:

	Three Months Ended		Nine Months Ended
(In thousands)	November 3, 2018	October 28, 2017	November 3, 2018	October 28, 2017
Net loss from continuing operations	$63	$(2,390)	$(11,731)	$(10,700)
Provision (benefit) for income taxes	91	(889)	1,980	665
Interest expense	1,910	1,706	6,007	4,829
Other (income) expense, net	(14)	24	3,219	256
Depreciation and amortization	292	347	1,223	1,138
Gain on sale of assets	25	—	(546)	—
Restructuring charges	—	—	5,615	128
Business acquisition and integration costs	—	1,503	307	5,325
Stock-based compensation and stock warrant charges	241	1,250	666	2,344
Adjusted EBITDA	$2,608	$1,551	$6,740	$3,985